Obligor:	EMERGING VISION, INC.

Loan Amount: $6,000,000.00

Manufacturers and Traders Trust Company
One M & T Plaza, Buffalo, New York 14240

ALLONGE
(Revision Agreement of Note)

This Agreement refers to the loan (the “Loan”) evidenced by a Revolving Line of Credit Note and Credit Agreement dated as of August 7, 2007 as same was amended by letter dated as of November 14, 2008 in the principal amount of SIX MILLION and 00/100 ($6,000,000) DOLLARS (the "Note"), executed by EMERGING VISION, INC. (the “Borrower”) in favor of MANUFACTURERS AND TRADERS TRUST COMPANY (the “Bank”).

By this Agreement, the parties hereto have agreed to (i) extend the Revolving Line Maturity Date (which is defined in the Note as August 1, 2009, and on which date the Credit Period shall end, no further advances shall be available and the outstanding principal balance, interest and/or related charges due to the Bank under the Note and the Loan shall be fully due and payable), to April 1, 2010; and (ii) increase the Interest Rate from a floating rate equal to two hundred seventy five (275) basis points in excess of the AEffective LIBOR Rate@ to a floating rate equal to three hundred (300) basis points in excess of the AEffective LIBOR Rate@.

Accordingly, the Note is hereby amended and extended as follows:

(i)           MATURITY DATE: The Revolving Line Maturity Date and the term of the Credit Period of the Note is hereby amended and extended to April 1, 2010, on which date the Credit Period shall end, no further advances shall be available and the outstanding principal balance, interest and/or related charges due to the Bank under the Note and the Loan shall be fully due and payable.

(ii)           INTEREST RATE: The Interest Rate set forth in the Note is hereby amended and shall hereafter be a floating rate equal to three hundred (300) basis points in excess of the AEffective LIBOR Rate” (hereinafter defined).

(iii)           RATE AND PAYMENT ON ADVANCES UNDER THE REVOLVING CREDIT LOAN: The Borrower promises to pay interest (computed on the basis of a 360 day year for actual days elapsed) at said office on the unpaid principal amount hereof from time to time outstanding from the date hereof until the Revolving Line Maturity Date at a floating rate equal to three hundred (300) basis points in excess of the AEffective LIBOR Rate@.  Each change in the Effective LIBOR Rate shall effect a simultaneous and corresponding change in the interest rate hereunder without notice to the Borrower.  Interest shall be payable monthly on the first day of each month, commencing on the first such day to occur after the date hereof, and upon payment in full of the unpaid principal amount hereof.

The Effective LIBOR Rate, as utilized herein, shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) obtained by dividing (i) one-month (“Interest Period”) period London Interbank Offered Rate fixed by the British Bankers Association for United States dollar deposits in the London interbank market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States’ office of a bank to United States residents) on such date to any member bank of the Federal Reserve System.  Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Bank’s sole discretion.

BY GRANTING THIS EXTENSION AND REVISION the Bank does not waive any of the rights or remedies it may have under the Note or any of the loan documents executed in connection with the Loan (the “Loan Documents”) and the Bank hereby expressly reserves all such rights and remedies granted to it under the Note and the
Loan Documents. This Agreement is a revision only, and is not a novation; and except as herein provided, all other terms and conditions of said Note and of any security agreements, guaranties or other documents of lien or encumbrance shall remain in full force and effect.

Dated: As of April 1, 2009

BORROWER:
EMERGING VISION, INC.

By:           /s/Christopher G. Payan
Christopher G. Payan, CEO

AGREED, CONSENTED TO AND RATIFIED BY:
"GUARANTORS"

OG ACQUISITION, INC.

By:           /s/Christopher G. Payan
Christopher G. Payan, CEO

 COMBINE BUYING GROUP, INC.

By:           /s/Brian Alessi
Brian Alessi, CFO

1725758 ONTARIO INC. D/B/A THE OPTICAL GROUP

By:           /s/Christopher G. Payan
Christopher G. Payan, CEO

ACCEPTED BY:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/Tamra Postiglione
Name:	Tamra Postiglione
Title:	Vice President